                          INDEPENDENT AUDITORS' CONSENT

               We consent to the use of our report dated March 20, 2001, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Morgan Stanley High-Technology 35 Index Portfolio 2001-2 (Registration Statement No. 333-55202), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.




GRANT THORNTON LLP
Grant Thornton LLP
Chicago, Illinois
March 20, 2001